Exhibit 99

Form 4 Joint Filer Information

Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Armour Residential REIT, Inc. [ARR]

Date of Event requiring statement: June 21, 2010

/s/  Tom Sabourin____________
Tom Sabourin
Vice President

Form 4 Joint Filer Information

Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Armour Residential REIT, Inc. [ARR]

Date of Event requiring statement: June 21, 2010

/s/  John Paul Sabourin _______________
John Paul Sabourin